Exhibit 99.2

C4 Therapeutics Launches Proposed Public Offering

WATERTOWN, Mass., June 14, 2021 (GLOBE NEWSWIRE) – C4 Therapeutics, Inc. (C4T) (Nasdaq: CCCC), a clinical-stage biopharmaceutical company pioneering a new class of small-molecule medicines that selectively destroy disease-causing proteins through degradation, today announced that it has launched a proposed public offering of 4,250,000 shares of its common stock.

All of the shares of common stock in the offering will be offered by C4T. In addition, C4T expects to grant the underwriters a 30-day option to purchase up to 637,500 additional shares of common stock. Together with its existing cash and cash equivalents, C4T intends to use the net proceeds of the offering, to be used to fund the company’s research and clinical development activities . The proposed offering is subject to market and other conditions, and there can be no assurance as to whether or when the proposed offering may be completed, or as to the actual size or terms of the proposed offering.

J.P. Morgan, Jefferies, Evercore ISI, BMO Capital Markets and UBS Investment Bank are acting as lead book-running managers for the offering.

The proposed offering will be made only by means of a prospectus. When available, copies of the preliminary prospectus may be obtained from: J.P. Morgan Securities LLC, Attention: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, telephone: 1-866- 803-9204 or email at prospectus-eq_fi@jpmchase.com; or from Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022, by telephone at (877) 821-7388, or by email at prospectus_department@Jefferies.com; or from Evercore Group L.L.C., Attention: Equity Capital Markets, 55 East 52nd Street, 36th Floor, New York, NY 10055, or by telephone at (888) 474 0200, or by email at ecm.prospectus@evercore.com; or from BMO Capital Markets Corp. at 3 Times Square, 25th Floor, New York, NY 10036, Attention: Equity Syndicate Department, or by telephone at (800) 414-3627, or by email to bmoprospectus@bmo.com; or from UBS Securities LLC, Attention: Prospectus Department, 1285 Avenue of the Americas, New York, New York 10019, or by telephone at (888) 827-7275, or by e-mail at ol-prospectusrequest@ubs.com.

A registration statement relating to these securities has been filed with the U.S. Securities and Exchange Commission (the “SEC”) but has not yet become effective. These securities may not be sold, nor may offers to buy be accepted, prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any offer or sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About C4 Therapeutics

C4 Therapeutics (C4T) is a clinical-stage biopharmaceutical company focused on harnessing the body’s natural regulation of protein levels to develop novel therapeutic candidates to target and destroy disease-causing proteins for the treatment of cancer and other diseases. This targeted protein degradation approach offers advantages over traditional therapies, including the potential to treat a wider range of diseases, reduce drug resistance, achieve higher potency, and decrease side effects through greater selectivity.

Forward-Looking Statements

This press release contains “forward-looking statements” of C4 Therapeutics, Inc. within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include, but may not be limited to, express or implied statements regarding the terms of the proposed public offering, including our expectations with respect to granting the underwriters a 30-day option to purchase additional shares, and the completion, timing and size of the proposed public offering. Any forward-looking statements in this press release are based on management’s current expectations and beliefs of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: uncertainties related to the initiation, timing, advancement and conduct of preclinical and clinical studies and other development requirements for our product candidates; the risk that any one or more of our product candidates will cost more to develop or may not be successfully developed and commercialized; and the risk that the results of preclinical studies and/or clinical trials will or will not be predictive of future results in connection with future studies or trials. For a discussion of these and other risks and uncertainties, and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in C4 Therapeutics’ most recent Annual Report on Form 10-K and/or Quarterly Report on Form 10-Q, as filed with the SEC. All information in this press release is as of the date of the release, and C4 Therapeutics undertakes no duty to update this information unless required by law.

Investor Contact:

Kendra Adams

SVP, Communications & Investor Relations

Kendra.Adams@c4therapeutics.com

Media Contact:

Loraine Spreen

Director, Corporate Communications & Patient Advocacy

LSpreen@c4therapeutics.com